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                      EXHIBIT 23.1




                      CONSENT OF

                 KPMG Peat Marwick LLP

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The Board of Directors
Inland Retail Real Estate Trust, Inc.:

We consent to the use of our report dated April 30, 1998 related to the Historical Summary of Gross Income and Direct Operating Expenses of Lake Walden Square for the year ended December 31, 1997, our report dated April 30, 1998 related to the Historical Summary of Gross Income and Direct Operating Expenses of Lake Olympia Square for the year ended December 31, 1997, our report dated June 29, 1998 related to the Historical Summary of Gross Income and Direct Operating Expenses of The Landings for the year ended December 31, 1997, and our report dated September 18, 1998 related to the Balance Sheet of Inland Retail Real Estate Trust, Inc., included in the Registration Statement on Form S-11 filed by Inland Retail Real Estate Trust, Inc.


                                            /s/ KPMG Peat Marwick LLP

Chicago, Illinois
September 24, 1998